
Horizon Group Properties, Inc.


                                                                Person Effecting                                     Type of
     Date            Shares        Price          Cost             Transaction         Place of  Transaction        Transaction


  April 6, 2000       1,000        4.5313      4,531.25  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  April 7, 2000         200        4.5313        906.25  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
 April 17, 2000       1,000        4.5000      4,500.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
 April 17, 2000       2,000        4.5000      9,000.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
 April 24, 2000       5,000        4.6250     23,125.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 15, 2000       3,000        4.1250     12,375.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 15, 2000       5,000        4.2500     21,250.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 17, 2000       3,000        4.0000     12,000.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 22, 2000       5,000        3.9375     19,687.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 23, 2000       4,000        3.9375     15,750.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 26, 2000       1,000        3.4375      3,437.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   May 31, 2000       2,000        3.6250      7,250.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   June 2, 2000       6,000        3.7083     22,249.80  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   June 7, 2000       5,000        3.8125     19,062.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
   June 8, 2000       5,500        3.7500     20,625.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 14, 2000       5,000        3.8125     19,062.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 15, 2000       2,500        3.7500      9,375.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 23, 2000       3,000        3.6250     10,875.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 26, 2000       8,000        3.5000     28,000.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 27, 2000       2,500        3.3750      8,437.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 28, 2000       3,000        3.4375     10,312.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  June 30, 2000       9,000        3.4375     30,937.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  July 11, 2000       4,500        3.3125     14,906.25  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
  July 18, 2000       5,000        3.3125     16,562.50  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
August 18, 2000       3,500        3.2500     11,375.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
August 23, 2000      10,000        3.2500     32,500.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
August 24, 2000      10,000        3.2500     32,500.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
August 24, 2000      30,000        3.0625     91,875.00  Robert M. Schwartzberg   Friedman, Billings, Ramsey & Co.  Open Market
                   --------                   ----------
                    144,700                 $512,468.55

Average Cost:                      $3.542